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                                                                    EXHIBIT 10.3

                      MARTHA STEWART LIVING OMNIMEDIA, INC.
                        NON-EMPLOYEE DIRECTOR STOCK AND
                            OPTION COMPENSATION PLAN


         SECTION 1. PURPOSE

         The purposes of the Plan are to assist the Company in (a) promoting a greater identity of interests between the Company's non-employee directors and its stockholders, and (b) attracting and retaining directors by affording them an opportunity to share in the future successes of the Company.

         SECTION 2. DEFINITIONS

         "Award" shall mean an award of Common Stock or Share Units as contemplated by Sections 6 and 7 of the Plan.

         "Board" shall mean the Board of Directors of the Company.

         "Business Combination" shall have the meaning set forth in Section
11(b).

         "Cash Account" shall have the meaning set forth in Section 7(b).

         "Cash Deferral Election" shall have the meaning set forth in Section 7(b).

         "Change in Control" shall have the meaning set forth in Section 11.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

         "Committee" shall have the meaning set forth in Section 5.

         "Common Stock" shall mean the Class A common stock, $0.01 par value, of the Company.

         "Company" shall mean Martha Stewart Living Omnimedia, Inc., a Delaware corporation.

         "Deferral Election" shall mean a Cash Deferral Election or a Stock Deferral Election.

         "Effective Date" shall have the meaning set forth in Section 14.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" of a share of Common Stock shall mean, as of any given date, the closing price of the Common Stock on the composite transaction tape of the New York Stock Exchange on such date or, if there are no reported sales on such date, on the last day prior


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to such date on which there were sales of the Common Stock on the New York Stock
Exchange or, if the Common Stock is not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on the Nasdaq Stock Market. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

         "Fees" shall mean the annual retainer fee for a Non-Employee Director in connection with his or her service on the Board for any calendar year of the Company, any additional annual fees for such Non-Employee Director's service as chairman of a Board or Committee and any fees scheduled to be paid for attendance at Board or committee meetings, including telephonic meetings, during the calendar year.

         "Incumbent Board" shall have the meaning set forth in Section 11(b).

         "Initial Grant" shall have the meaning set forth in Section 8(a).

         "IPO" shall mean the Company's initial public offering of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended.

         "Mandatory Stock Grant" shall have the meaning set forth in Section
6(a).

         "New Director" shall have the meaning set forth in Section 6(b).

         "Non-Employee Director" shall mean each member of the Board who is not an employee of the Company.

         "Option" shall mean an Award granted pursuant to Section 8.

         "Outstanding Company Common Stock" shall have the meaning set forth in
Section 11(b).

         "Outstanding Common Voting Power" shall have the meaning set forth in
Section 11(b).

         "Person" shall have the meaning set forth in Section 11(b).

         "Plan" shall mean the Martha Stewart Living Omnimedia, Inc. Non-Employee Director Stock and Option Compensation Plan.

         "Retirement" shall mean the retirement by a Non-Employee Director from the Board in accordance with any stated policy of the Company on retirement by members of the Board.

         "Share Account" shall have the meaning set forth in Section 7(a).

         "Share Election" shall have the meaning set forth in Section 6(b).


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         "Stock Deferral Election" shall have the meaning set forth in Section
7(a).

         "Stock Option" shall mean a non-qualified stock option awarded to a Non-Employee Director pursuant to Section 8.

         SECTION 3. ELIGIBILITY

         Each Non-Employee Director shall be eligible to participate in the Plan. Any Non-Employee Director who becomes an employee of the Company shall not thereafter be entitled to additional Stock Options or Awards under the Plan, but shall retain all Options and existing Awards pursuant to the terms of the Plan.

         SECTION 4. SHARES SUBJECT TO THE PLAN


         The maximum number of shares of Common Stock which shall be reserved and available for use under the Plan shall be 300,000, subject to adjustment pursuant to Section 13 hereunder. The shares issued under the Plan may be authorized and unissued shares or may be treasury shares or both.


         SECTION 5. ADMINISTRATION

         The Plan shall be administered by the Board or any committee thereof so designated by the Board (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

         SECTION 6. STOCK IN LIEU OF RETAINER

         (a) Mandatory Stock In Lieu of Retainer. Each Non-Employee Director shall receive in lieu of cash the number of shares of Common Stock equal in value to 25% of the Fees (the "Mandatory Stock Grant"). Except with respect to shares as to which a Stock Deferral Election is made in accordance with the procedures established by the Committee from time to time, such shares of Common Stock shall be delivered quarterly pursuant to Section 6(c) hereof.

         (b) Elective Stock In Lieu of Retainer. Each Non-Employee Director who delivers to the Company written notice of an irrevocable election (a "Share Election"), in accordance with the procedures established by the Committee from time to time, concerning the portion of the Fees remaining after the Mandatory Stock Grant shall receive in lieu of cash (subject to a Stock Deferral Election) an amount of shares of Common Stock equal in value to the portion of such remaining Fees, as so designated by the Non-Employee Director in such written notice (but only in increments of 25% of the Fees, and in no event to exceed 100% of the Fees).

         (c) Number of Shares. The shares of Common Stock to be delivered with respect to a Mandatory Stock Grant shall be determined by dividing (i) 25% of the Non-


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Employee Director's Fees for the applicable calendar quarter by (ii) the Fair
Market Value of a share of Common Stock on the last business day of such calendar quarter. The shares of Common Stock to be delivered with respect to a Share Election shall be determined by dividing (A) the dollar amount of a Non-Employee Director's Fees for the appropriate calendar quarter to which the Share Election applies, by (B) the Fair Market Value of the Common Stock on the last business day of such calendar quarter. Notwithstanding the foregoing, only whole numbers of shares shall be obtainable pursuant to this Section 6, and any remaining Fees which otherwise would have purchased a fractional share shall be paid in cash.

         (d) Effect of Share Election. Any Share Election made by a Non-Employee Director shall remain in effect for subsequent years during which the Plan is in effect unless such Non-Employee Director delivers a written notice setting forth a different election with respect to Fees which shall be applied to Plan years beginning after such different election is filed. In the event a Stock Deferral Election is not made, the shares of Common Stock shall be transferred to the Non-Employee Director on the first business day after the end of each calendar quarter. Share Elections must be delivered prior to the commencement of the calendar year in which the fees are to be earned; provided, however, that any Non-Employee Director who commences his or her directorship during a calendar year may make a Share Election during the 30-day period immediately following commencement of his or her directorship (a "New Director"); provided, further, that Non-Employee Directors may make Share Elections with respect to 1999 prior to the Effective Date.

         SECTION 7. DEFERRAL ELECTION

         (a) Share Units. Each Non-Employee Director may irrevocably elect annually (a "Stock Deferral Election") to defer receiving all or a portion of the shares of Common Stock that would otherwise be transferred upon a Mandatory Stock Grant or Share Election. A Non-Employee Director who makes a Stock Deferral Election with respect to a Mandatory Stock Grant or Share Election shall have a number of stock units representing the amount of deferred shares of Common Stock credited to a "Share Account" maintained by the Company in the form of "Share Units."

         (b) Cash Deferral. Each Non-Employee Director may irrevocably elect annually (a "Cash Deferral Election") to defer receiving all or a portion of the Fees that would otherwise be paid in cash. A Non-Employee Director who makes a Cash Deferral Election with respect to such Fees shall have the amount of such deferred Fees credited to a "Cash Account" maintained by the Company. Amounts credited to a Cash Account shall accrue interest (credited to the account monthly) at the prime rate as published in the Wall Street Journal as in effect from time to time.

         (c) Amount and Timing of Deferral Election. Deferral Elections shall be made in multiples of 25% of the Fees. The Deferral Election shall be in writing and delivered to the Secretary of the Company on or prior to December 31 of the calendar year immediately preceding the calendar year in which the applicable Fees are to be earned; provided, however, that a New Director may make a Deferral Election with respect to Fees earned subsequent to


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such election during the 30-day period immediately following the commencement of his or her directorship; provided, further that Non-Employee Directors may make Deferral Elections prior to the Effective Date. A Deferral Election, once made, shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect for future calendar years unless modified or revoked by a subsequent Deferral Election in accordance with the provisions hereof.

         (d) Cash Dividends and Share Accounts. Whenever cash dividends are paid by the Company on outstanding Common Stock, there shall be credited to a Non-Employee Director's Share Account additional Share Units equal to (i) the aggregate dividend that would be payable on outstanding shares of Common Stock equal to the number of Share Units in such Share Account on the record date for the dividend, divided by (ii) the Fair Market Value of the Common Stock on the last trading business day immediately preceding the date of payment of the dividend.

         (e) Commencement of Distributions. Except as otherwise provided in
Section 7(f) or 11, a Non-Employee Director's Share Account and/or Cash Account shall become distributable as soon as practicable following the date the Non-Employee Director terminates service as a director. Distributions from a Share Account shall be made by converting Share Units into Common Stock on a one-for-one basis, with payment of fractional shares to be made in cash.

         (f) Manner of Distributions. In his or her Deferral Election, each Non-Employee Director shall elect to receive distribution of his or her Share Account and/or Cash Account, in each case, either in a single distribution or in two to 15 substantially equal annual distributions. In the event of a Non-Employee Director's death, distribution of the remaining portion of the Non-Employee Director's Share Account and/or Cash Account will be made to the Non-Employee Director's beneficiary in a single distribution as soon as practicable following the Non-Employee Director's death.

         (g) Designation of Beneficiary. At the discretion of the Committee, each Non-Employee Director or former Non-Employee Director entitled to a distribution from a Share Account and/or Cash Account hereunder from time to time may designate any beneficiary or beneficiaries (who may be designated concurrently, contingently or successively) to whom any such Share Units and/or cash are to be distributed in case of the Non-Employee Director's death before receipt of any or all of such Share Units and/or cash. Each designation will revoke all prior designations by the Non-Employee Director or former Non-Employee Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Non-Employee Director or former Non-Employee Director, during his or her lifetime, in writing with the Secretary of the Company. Reference in this Plan to a Non-Employee Director's "beneficiary" at any date shall include such persons designated as concurrent beneficiaries on the Non-Employee Director's beneficiary designation form then in effect. In the absence of any such designation, any Share Units remaining in a Non-Employee Director's or former Non-Employee Director's Share Account and/or Cash Account at the time of the Non-Employee Director's death shall be distributed to such Non-Employee Director's estate in a single distribution.


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         SECTION 8. STOCK OPTIONS

         (a) Initial Grant. Effective as of the Effective Date, each Non-Employee Director shall be granted a Stock Option to purchase 5,000 shares of Common Stock (the "Initial Grant"). The option price per share for the Initial Grant shall be the initial public offering price pursuant to the IPO.

         (b) Subsequent Grants. Each person who first becomes a Non-Employee Director after the IPO shall be granted a Stock Option to purchase 5,000 shares of Common Stock as of the date such person is elected or appointed to the Board; provided, that no such grant shall be made to a Non-Employee Director who received an option grant under the Company's 1999 Stock Incentive Plan during the two-year period immediately preceding such election or appointment to the Board.

         (c) Annual Grants. Commencing in 2000, a Stock Option to purchase 2,000 shares of Common Stock shall be granted to each Non-Employee Director automatically on the first business day following the Company's Annual Meeting of stockholders for such year. Grants under this Section 8(c) shall be in addition to any grants of Stock Options under Section 8(a) or 8(b).

         (d) Option Price. Options granted under Section 8(b) or 8(c) shall be exercisable at a price per share equal to Fair Market Value on the grant date.

         (e) Exercisability. Each Stock Option shall vest and become exercisable on the first anniversary of the grant date. In the event a Non-Employee Director's membership on the Board terminates before a Stock Option has vested (whether by reason of death, disability, Retirement, removal from office or otherwise), then any such unvested Stock Option granted to such Non-Employee Director shall be canceled and the Non-Employee Director shall have no further right or interest in such forfeited Stock Option.

         (f) Termination. Each vested Stock Option shall remain outstanding until the tenth anniversary of the date of grant; provided, that in the event a Non-Employee Director's membership on the Board terminates (other than for "cause" as described in Section 12), any vested Stock Option then held by the Non-Employee Director shall be canceled one year after such termination of Board membership to the extent it is not sooner exercised.

         SECTION 9. TRANSFERABILITY

         No Stock Option, Share Unit or interest in a Cash Account shall be transferable by a Non-Employee Director other than (a) by will or by the laws of descent and distribution, (b) in the Committee's discretion, pursuant to a written beneficiary designation or (c) in the case of a Stock Option only, in the Committee's discretion, pursuant to a transfer to such Non-Employee Director's immediate family, whether directly or indirectly, by means of a trust, partnership, limited liability company or otherwise. For purposes of this
Section 9, "immediate family" shall mean, except as otherwise defined by the Committee, any child, sibling, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, niece, nephew, mother-in-law, father-in-


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law, son-in-law, daughter-in-law, sister-in-law or brother-in-law, including adoptive relationships, of the Non-Employee Director. Such permitted transferees may transfer a Stock Option only by will or by the laws of descent and distribution. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, guardian, legal representative or beneficiary of the optionee, or permitted transferee, it being understood that the terms "holder" and "optionee" include any such guardian, legal representative, beneficiary, or transferee.

         SECTION 10. AMENDMENT AND TERMINATION

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Non-Employee Director under any Stock Option or Award theretofore granted or Share Account or Cash Account without such person's consent. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or stock exchange rule.

         The Board or the Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

         Notwithstanding the foregoing, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Stock Options or Awards which qualify for beneficial treatment under such rules without stockholder approval.

         SECTION 11. EFFECT OF CHANGE IN CONTROL

         (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, (a) any Stock Options outstanding and not then exercisable or vested as of the date such Change in Control is determined to have occurred shall become fully exercisable and vested to the full extent of the original grant, (b) all Share Units credited to a Share Account shall be converted into either (1) Common Stock or (2) into the consideration received by Stockholders in the transaction constituting a Change in Control, at the discretion of the Committee, and shall be transferred or distributed as soon as practicable to the Non-Employee Director and (c) the balance in any Cash Account shall be transferred or distributed as soon as practicable to the Non-Employee Director.

         (b) For the purposes of this Plan, "Change in Control" shall mean the happening of any of the following events:

                  (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of both (A) 30% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of


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directors (the "Outstanding Company Voting Power") and (B) more than both the
Outstanding Company Common Stock and the Outstanding Company Voting Power owned or controlled directly or indirectly by Martha Stewart and/or her controlled affiliates, heirs, estate, legal representative and/or beneficiaries (collectively, "Stewart"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in
Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 11(b); or


                  (ii) individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason not to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by Martha Stewart and her controlled affiliates (so long as such affiliates are controlled by her) at a time when such entities controlled at least a majority of the Outstanding Company Voting Power or by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or



                  (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Power immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries), (2) in the event that Stewart does not own or control at least 50% of the Outstanding Company Voting Power upon the consummation of the Business Combination, no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation (and such amount exceeds the amount owned or controlled by Stewart) except to the extent that such person had such ownership of the Outstanding Company Common Stock or Outstanding Company Voting Power immediately prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the



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Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         SECTION 12. EFFECT OF TERMINATION FOR CAUSE

         If a Non-Employee Director incurs a termination of membership on the Board for cause, such Non-Employee Director's Stock Options shall be automatically canceled immediately. Unless otherwise determined by the Board, for purposes of the Plan "cause" shall mean (a) the conviction of the Non-Employee Director for commission of a felony under Federal law or the law in the state in which such action occurred, or (b) dishonesty in the course of fulfilling the Non-Employee Director's duties as a director.

         SECTION 13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event of any change in corporate capitalization, such as a stock split or an extraordinary corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments to reflect such change or transaction in (i) the aggregate number and class of shares reserved for issuance under the Plan, (ii) the number and kind of shares subject to Stock Options under Section 8, (iii) the number, kind and option price of shares subject to other outstanding Awards granted under the Plan, (iv) the number and kind of shares in each Share Account and/or (v) such other equitable manner, in each case, as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

         SECTION 14. EFFECTIVENESS OF PLAN

         The Plan shall become effective upon the date the registration statement filed by the Company and under the Securities Act of 1933, as amended, for the IPO is declared effective (the "Effective Date").

         SECTION 15. DURATION OF PLAN

         Unless earlier terminated pursuant to Section 10 hereof, this Plan shall automatically terminate on, and no grants, awards or elections may be made after the tenth anniversary of the Effective Date of the Plan, other than the exercise of outstanding Stock Options, the receipt of Common Stock under Section 6 for Fees earned prior to such date and the payment of Share Accounts and Cash Accounts under Section 7 for shares of Common Stock and cash, as applicable, deferred prior to such date.


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         SECTION 16. PRO RATA GRANTS

         (a) Options, Mandatory Stock Grants and Share Elections. Notwithstanding anything in the Plan to the contrary, in the event that, on any particular date, the number of shares of Common Stock available for grants of Options, Mandatory Stock Grants, Share Elections and Stock Units under the Plan is insufficient to make all such automatic grants and/or to accommodate all Share Elections or issuances of Stock Units, then such shares of Common Stock shall be allocated in the following order: (1) all Non-Employee Directors entitled to a grant of Options on such date shall share ratably in the number of Stock Options on shares available for grant under the Plan, (2) all Non-Employee Directors entitled to a Mandatory Stock Grant on such date shall share ratably in the number of shares of Common Stock on shares available for such grant under the Plan, (3) all Non-Employee Directors who have made Share Elections as set forth in Section 6(b) shall share ratably in the number of shares of Common Stock available for such grant under the Plan and (4) all Non-Employee Directors entitled to cash dividends with respect to their Share Units as set forth in
Section 7(d) shall share ratably in the number of shares of Common Stock available with respect to such cash dividends. With respect to any Mandatory Stock Grants or Share Elections, any Fees that have not been paid in shares of Common Stock or Deferred Shares shall be paid in cash or credited in accordance with a Non-Employee Director's Deferral Election, as applicable. With respect to any Share Units that have not been issued with respect to cash dividends as set forth in clause (4) above, an amount equal to such dividend shall be credited to the Cash Account established for such Non-Employee Director. The Committee shall determine the appropriate action to be taken in the event the number of shares of Common Stock available for the grant of Options on any particular date is insufficient to accommodate all automatic grants.

         SECTION 17. GOVERNING LAW

         The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

         SECTION 18. UNFUNDED PLAN

         The Plan is intended to constitute an unfunded plan for incentive and deferred compensation of Directors, and the rights of Directors with respect to Cash Accounts and/or Share Accounts under the Plan shall be those of general creditors of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments, so long as the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.


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